EXHIBIT 23

Consent of independent REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended December 31, 2020 of FirstService Corporation of our report dated February 25, 2021, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 2 to this Annual Report on Form 40-F.

We also consent to reference to us under the heading “ Experts,” which appears in the Annual Information Form included in the Exhibit 1 incorporated by reference in this Annual Report on Form 40-F.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

February 25, 2021